UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2011

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders for Opexa Therapeutics, Inc. (“Opexa”) was held on October 27, 2011 (the “Annual Meeting”).  Two proposals were submitted to shareholders as described in the 2011 Proxy Statement and were approved by shareholders at the Annual Meeting.  The proposals and the results of the shareholder votes are as follows.

			Broker
1.	For	Withheld	Non-Votes
Proposal to elect five directors
for one-year terms:

David E. Jorden	8,790,728	530,505	7,283,171
Gail J. Maderis	9,192,296	128,937	7,283,171
Michael S. Richman	9,091,558	229,675	7,283,171
Scott B. Seaman	9,173,411	147,822	7,283,171
Neil K. Warma	9,118,073	203,160	7,283,171

				Broker
2.	For	Against	Abstain	Non-Votes
Proposal to ratify the
appointment of MaloneBailey, LLP
as auditors for the fiscal year
ending December 31, 2011	14,940,224	467,825	1,196,355	0

Item 8.01. Other Events.

On November 2, 2011, Opexa issued a press release announcing the election of Gail J. Maderis to the Company’s Board of Directors at the Annual Meeting.

 A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release issued November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 2, 2011	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued November 2, 2011